UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

SQUARE, INC.

(Name of Registrant as Specified In Its Charter)

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SQUARE, INC.

1455 MARKET STREET, SUITE 600

SAN FRANCISCO, CALIFORNIA 94103

SUPPLEMENT TO PROXY STATEMENT

FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. Pacific Time on Thursday, June 23, 2016

Dear Stockholders of Square, Inc.:

Enclosed please find this proxy statement supplement (the “Supplement”) to the proxy statement dated April 29, 2016 (the “Proxy Statement”) for the 2016 annual meeting of stockholders (the “Annual Meeting”) of Square, Inc., a Delaware corporation (the “Company”), to be held on Thursday, June 23, 2016, at 11:00 a.m. Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SQ2016, where you will be able to listen to the meeting live, submit questions and vote online.

The purpose of the Supplement is to provide updated information relating to recent changes in the board of directors of the Company (the “Board”). Except as specifically amended or supplemented by the information contained in the Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares.

CHANGES TO COMPOSITION OF THE BOARD OF DIRECTORS; ELECTION OF DIRECTORS

Resignation from the Board by Earvin “Magic” Johnson, Jr.; Appointment of Paul Deighton to the Board

On May 13, 2016, the Company announced that Earvin “Magic” Johnson, Jr. had resigned as a Class I director of the Board and from the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), effective as of May 9, 2016. Following Mr. Johnson’s resignation, the Nominating Committee consists of Ruth Simmons and David Viniar, with Dr. Simmons serving as Chair. On May 12, 2016, the Board, at the recommendation of the Nominating Committee, appointed Paul Deighton, as a Class I director of the Board to fill the vacancy created by Mr. Johnson’s departure and nominated Mr. Deighton for election as a Class I director of the Board at the Annual Meeting.

Mr. Deighton, age 60, spent 27 years in banking, 22 of them at the Goldman Sachs Group, where he served in various client-facing and management positions. In 2005, he left Goldman to become the CEO of LOCOG (the London Organising Committee for the Olympic Games and Paralympic Games), in which capacity he served until December 2012. After the success of the Games, Mr. Deighton was knighted by Her Majesty the Queen and asked by Prime Minister Cameron and Finance Minister Osborne to join the UK Government as Commercial Secretary to the Treasury and as a member of the House of Lords to oversee the delivery of the country’s infrastructure and to attract foreign investment into the UK, in which capacity he served from December 2012 to May 2015. During this time, he also led the UK’s Banking Reform Bill through the legislative process in Parliament. He also currently serves on the board of the Holdingham Group, an advisory firm, and on the Parliamentary Committee overseeing the restoration of the Houses of Parliament. Mr. Deighton holds a B.A. in Economics from Trinity College, Cambridge University.

Mr. Deighton was selected to serve on the Board because of his financial and business expertise, as well as his international perspective and his government and regulatory experience.

There are no family relationships between Mr. Deighton and any director or executive officer of the Company. The Company also believes that there has not been any transaction or series of transactions during 2015 to which the Company was, or is expected to be, a participant in which the amount involved exceeds $120,000 and to which Mr. Deighton was deemed to have a material direct or indirect interest. Additionally, based on information provided by Mr. Deighton concerning his background, employment and affiliations, the

Board has determined that Mr. Deighton does not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that he is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. In making these determinations, the Board considered the current and prior relationships that Mr. Deighton has with the Company and all other facts and circumstances the Board deemed relevant in determining his independence.

Mr. Deighton will receive the Company’s standard remuneration for non-employee directors, as described in the Proxy Statement under the caption “Board of Directors and Corporate Governance—Director Compensation,” and will also execute the Company’s standard form of indemnification agreement, as described in the Proxy Statement under the caption “Certain Relationships, Related Party and Other Transactions—Other Transactions.”

Nominees

As a result of the resignation of Mr. Johnson and the appointment of Mr. Deighton, the list of nominees for election as Class I directors at the Annual Meeting as set forth in Proposal No. 1 in the Proxy Statement is revised to reflect the removal of Mr. Johnson as a nominee and the addition of Mr. Deighton as a nominee for election as a Class I director to serve until the 2019 annual meeting of stockholders and until his successor is duly elected and qualified.

VOTING MATTERS

If you have already voted by Internet, telephone or by mail, no action is required from you unless you wish to change your vote or provide a vote on Mr. Deighton’s election. Votes received prior to the date of this Supplement will not be counted for or against the election of Mr. Deighton to the Board. Any shares voted “For” Mr. Johnson will not be counted for or against the election of Mr. Johnson or Mr. Deighton to the Board. The Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, except that Mr. Johnson is no longer standing for re-election as a Class I director and Mr. Deighton is now standing for re-election as a Class I director.

Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “Questions and Answers About the Proxy Materials and Our Annual Meeting.”

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

We appreciate your continued support of the Company.

By order of the Board of Directors,

Jack Dorsey

President, Chief Executive Officer and Chairman of

the Board

San Francisco, California

May 20, 2016